EXHIBIT 4.1

                         AMENDMENT TO RIGHTS AGREEMENT

         This Amendment dated as of January 12, 2004 (the "Amendment"), to the Rights Agreement (the "Rights Agreement"), dated as of March 7, 2003, between TheraSense, Inc., a Delaware corporation (the "Company"), and ComputerShare Investor Services, as Rights Agent (the "Rights Agent"), is being executed at the direction of the Company, by and between the Company and the Rights Agent. Capitalized terms used without definition in this Amendment shall have the meanings ascribed to such capitalized terms used in the Rights Agreement.

         WHEREAS, the Company, Abbott Laboratories, an Illinois corporation ("Parent"), and Corvette Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Parent, Sub and the Company will agree to enter into a business combination by means of the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, in connection with the Merger Agreement, Parent, Sub and certain stockholders of the Company intend to enter into a stockholder agreement (the "Stockholder Agreement") pursuant to which, among other things, such stockholders will agree to vote to approve and adopt the Merger Agreement and the Merger and to take certain other actions in furtherance of the Merger, upon the terms and subject to the conditions set forth in the Stockholder Agreement;

         WHEREAS, on January 12, 2004, the Board of Directors of the Company resolved to amend the Rights Agreement to render the Rights (as defined in the Rights Agreement) inapplicable to the Merger and the other transactions contemplated by the Merger Agreement and Stockholder Agreement; and

         WHEREAS, the Company wishes to supplement and amend the Rights Agreement, as permitted by Section 23 thereof, to render the Rights Agreement inapplicable to the Merger Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by the Merger Agreement and the Stockholder Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained in this Amendment, each of the Company and the Rights Agent agrees as follows:

          1. Amendments to Rights Agreement.
             -------------------------------

                    (a) A new Section 31 is hereby added as follows:

                         "Section 31. Permitted Transactions. Reference is made
                    to the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") dated as of January 12, 2004 by and among Abbott Laboratories, an Illinois corporation


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                    ("Parent"), Corvette Acquisition Corp., a Delaware
                    corporation and wholly owned subsidiary of Parent ("Sub"), and the Company and the Stockholder Agreement (as it may be amended or supplemented from time to time, the "Stockholder Agreement") dated as of January 12, 2004 by and among Parent, Sub and certain stockholders of the Company. All capitalized terms used in this Section 31 shall have the meanings given to them in the Merger Agreement unless otherwise defined herein. Notwithstanding any other provision of this Agreement to the contrary, neither Parent nor Sub nor any of their respective Affiliates shall be or become an Acquiring Person, and no Distribution Date, Stock Acquisition Date, Section 8(a)(ii) Event or Section 10 Event shall occur, and the Rights shall not become exercisable, by reason of (a) the execution of the Merger Agreement or the Stockholder Agreement (or the public announcement thereof), (b) the consummation of the Merger,
                    (c) the conversion of shares of Common Stock into the right to receive the Merger Consideration in accordance with
                    Section 3.1(c) of the Merger Agreement, (d) the consummation of the other transactions contemplated by the Merger Agreement, (e) the agreement pursuant to the Stockholder Agreement of certain stockholders of the Company to vote their shares of Common Stock in favor of the approval and adoption of the Merger Agreement and the Merger, or their granting of irrevocable proxies to Parent to do so, or (f) any other actions taken or effected pursuant to the Stockholder Agreement; and none of the Company, Parent, Sub, the Surviving Corporation or any of their respective Affiliates shall have any obligations under this Agreement to any holder or former holder of Rights as of and following the execution and delivery of the Merger Agreement and the Stockholder Agreement, the consummation of the Merger, the Effective Time or the occurrence of any other events set forth in this sentence; provided, however, that if after the date of execution of the Merger Agreement, the Merger Agreement is terminated in accordance with its terms, this Section 31 shall no longer be applicable with respect to the determination of whether Parent, Sub or any of their respective Affiliates is an Acquiring Person or whether a Distribution Date, Stock Acquisition Date, Section 8(a)(ii) Event or Section 10 Event has occurred."

               (b) The definition of "Final Expiration Date" contained in
          Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                         "Final Expiration Date" means the earlier of (i) the
                    date and time immediately prior to the Effective Time (as such term is defined in the Merger Agreement referred to in
                    Section 31) and (ii) the close of business on February 25, 2013."

     2. Effective Date. This Amendment shall become effective as of the day and year first written above. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification; provided,


                                      2
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however, that if after the date of execution of the Merger Agreement, the
Merger Agreement is terminated in accordance with its terms, this Amendment shall no longer be applicable, and the Rights Agreement, without giving effect to this Amendment, shall remain in full force and effect.

     3. Certification Pursuant to Section 23 of the Rights Agreement. The certificate referred to in Section 23 of the Rights Agreement stating that this Amendment is in compliance with the terms of the Rights Agreement has been executed by an appropriate officer or director of the Company and is attached as Annex A hereto.

     4. Inconsistencies. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment shall govern.

     5. Third Party Beneficiaries. Each of Parent and Sub shall be a third party beneficiary of this Amendment.

     6. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.




                              [Signatures Follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.


                                       THERASENSE, INC.


                                       By: /s/ W. Mark Lortz
                                           -------------------------------------
                                           Name:  W. Mark Lortz
                                           Title: President, Chief Executive
                                                  Officer and Chairman



                                       COMPUTERSHARE INVESTOR SERVICES

                                       By: /s/ Mark Ashbury
                                           -------------------------------------
                                           Name:    Mark Ashbury
                                           Title:   Relationship Manager



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                                                                         ANNEX A


                                THERASENSE, INC.

                       CERTIFICATE PURSUANT TO SECTION 23
                            OF THE RIGHTS AGREEMENT

         I, W. Mark Lortz, Chairman of the Board, President and Chief Executive Officer of the TheraSense, Inc, a Delaware corporation (the "Company"), do hereby certify pursuant to Section 23 of the Rights Agreement (the "Rights Agreement") dated as of March 7, 2003, between the Company and ComputerShare Investor Services, as Rights Agent, that the proposed amendment to the Rights Agreement dated January 12, 2004 is in compliance with the terms of the Rights Agreement.

         IN WITNESS WHEREOF, I have signed this certificate.

Dated:   January 12, 2004



                                     By:
                                         ---------------------------------------
                                         Name:  W. Mark Lortz
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer